EXHIBIT 99.1

Midland States Bancorp Announces Consumer Loan Origination Partnership with LendingPoint

EFFINGHAM, Ill., May 02, 2022 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (NASDAQ: MSBI) (the “Company” or “Midland”) today announced the formation of a partnership with LendingPoint, an AI-driven CreditTech platform that provides financing solutions to consumers. Through this partnership, Midland will fund consumer loans originated with its underwriting criteria through LendingPoint’s national network of point-of-sale retail relationships. Midland expects outstanding balances through this partnership to grow to $200-$250 million over the next couple of years.

Jeffrey G. Ludwig, President and Chief Executive Officer of Midland States Bancorp, said, “As one of the first community banks to engage in fintech partnerships, we have benefited from the diversification and growth provided by these programs. This is especially true because we only enter into partnerships where we can tailor the credit metrics to only generate high quality assets at attractive risk-adjusted yields. We are excited to announce our new relationship with LendingPoint, which will diversify our fintech partnerships and provide us with another source of prime consumer loans to complement the strong growth that we continue to see in our commercial and commercial real estate loan portfolios.”

About Midland States Bancorp, Inc.

Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of March 31, 2022, the Company had total assets of approximately $7.34 billion, and its Wealth Management Group had assets under administration of approximately $4.04 billion. Midland provides a full range of commercial and consumer banking products and services and business equipment financing, merchant credit card services, trust and investment management, insurance and financial planning services. For additional information, visit https://www.midlandsb.com/ or https://www.linkedin.com/company/midland-states-bank.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, goals, future financial condition and future earnings levels. These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, including the effects of the COVID-19 pandemic and its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state and local government laws, regulations and orders in connection with the pandemic; changes in the financial markets; changes in business plans as circumstances warrant; risks relating to acquisitions; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

CONTACTS:
Douglas J. Tucker, Sr. V.P., Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321